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                                                                  EXHIBIT (K)(3)

                               SERVICING AGREEMENT

                  Agreement made as of July --, 2003, between Lehman Brothers/First Trust Income Opportunity Fund, a Delaware statutory trust (the "Fund) and First Trust Portfolios L.P., an Illinois limited partnership ("First Trust").

                  WHEREAS, the Fund intends to operate as a closed-end management investment company, and is so registered under the Investment Company act of 1940, as amended (the "1940 Act");

                  WHEREAS, the Fund has authorized the issuance of its no par value, common shares of beneficial interest (the "Common Shares") and may issue a class of preferred shares with preference rights, the relative rights, terms and preferences of which are to be determined in the future by the Board of Trustees of the Fund (the "Preferred Shares") (holders of the Common Shares and Preferred Shares are referred to collectively herein as the "Shareholders");

                  WHEREAS, the Fund wishes to retain First Trust to provide certain services to the Fund, under the terms and conditions stated below, and First Trust is willing to provide such services for the compensation set forth below:

                  NOW, THEREFORE, In consideration of the premises and mutual covenants contained herein, the parties agree as follows:

                  1. Appointment. The Fund hereby appoints First Trust as Investor Servicing Agent of the Fund, and First Trust accepts such appointment and agrees that it will furnish the services set forth in paragraph 2 below.

                  2. Services and Duties of First Trust. Subject to the supervision of the Fund's Board of Trustees (the "Board"), First Trust will:

                           (a)      Reply to requests for information concerning
the Fund from Shareholders and brokers whose clients hold Fund shares;

                           (b)      Assist in the review of reports to be sent
to Shareholders, and assist in the printing and dissemination of such reports;

                           (c)      Assist in the dissemination to Shareholders
of the Fund's proxy materials and oversee the tabulation of proxies by the Fund's transfer agent;

                           (d)      Assist in analyzing the amounts available
for distribution as dividends and distributions to be paid by the Fund to its Shareholders and in the preparation of materials relevant to the Fund's Dividend Reinvestment Plan;

                           (e)      Establish and maintain a dedicated toll-free
number for sales support and marketing requests on an ongoing basis;

                           (f)      Develop and maintain a website for the Fund
which will provide quarterly updates, weekly and month-end net asset value and monthly distribution notifications,

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as well as hyperlinks to the websites of First Trust and Lehman Brothers Asset
Management Inc. (the "Adviser"), if applicable, for added information;

                           (g)      Communicate to Shareholders any changes made
to the Fund's investment strategies;

                           (h)      Assist in the review of materials made
available to Shareholders and prospective investors to assure compliance with applicable laws, rules and regulations;

                           (i)      Assist in the filing of advertisements and
sales materials, including information on the Fund's website, as necessary, with the SEC, the New York Stock Exchange, the National Association of Securities Dealers, Inc. and any regulatory bodies having jurisdiction over the Fund and its operations;

                           (j)      Assist in the dissemination of the Fund's
weekly and month-end net asset value, market price and discount information;

                           (k)      Provide persons to serve as officers and
directors of the Fund, as the Fund may request;

                           (l)      Maintain ongoing contact with brokers in
branch offices whose clients hold Fund shares, including providing, among other things, progress reports on the Fund, dividend announcements and performance updates;

                           (m)      Assist in the drafting of press releases to
the public;

                           (n)      Make such reports and recommendations to the
Board as the Board reasonably requests or deems appropriate; and

                           (o)      Provide such other services as the parties
may mutually agree from time to time.

                  3. Compliance with the Fund's Governing Documents and Applicable Law. In all matters pertaining to the performance of this Agreement, First Trust will act in conformity with the Fund's Declaration of Trust, By-Laws and registration statements on Form N-2, as such documents may be amended from time to time, and in accordance with the directions of the Board and Fund's executive officers and will conform to and comply with the requirements of the 1940 Act and the rules and regulations thereunder and all other applicable federal or state laws and regulations.

                  4. Service Not Exclusive. First Trust's services hereunder are not deemed to be exclusive, and First Trust is free to render such services to other funds or clients as long as First Trust's services under this Agreement are not impaired thereby.

                  5.       Representations and Warranties of First Trust

                           (a)      First Trust represents and warrants that it
has obtained all necessary registrations, licenses and approvals in order to perform the services provided in this

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Agreement. First Trust covenants to maintain all necessary registrations, licenses and approvals in effect during the term of this Agreement.

                           (b)      First Trust agrees that it shall promptly
notify the Fund (i) in the event that the SEC or any other regulatory authority has censured its activities, functions or operations; suspended or revoked any registration, license or approval; or has commenced proceedings or an investigation that may result in any of these actions, and (ii) in the event that there is a change of control in First Trust, change in its management or in its financial status or otherwise, that adversely affects its ability to perform services under this Agreement.

                           (c)      The Fund shall be given access to the
records of First Trust at reasonable times solely for the purpose of monitoring compliance with the terms of this Agreement. First Trust agrees to cooperate with the Fund and their representatives in connection with any such monitoring efforts.

                           (d)      First Trust represents and warrants that it
has in place policies and procedures reasonably designed to assure the proper processing of information provided to First Trust by the Fund.

                           (e)      First Trust represents and warrants that (i)
it is a validly existing entity and has full corporate power and authority to perform its obligations under this Agreement, (ii) that it has the right to use and the right to grant the use of the name "First Trust," (iii) this Agreement has been duly and validly authorized, executed and delivered on its behalf and constitute its binding and enforceable obligation in accordance with its terms and (iv) the execution and delivery of this Agreement, the incurrence of its obligations herein set forth and the consummation of the transactions contemplated herein and in the Fund's registration statement on Form N-2 will not constitute a breach of, or default under, its constituent documents or under any order, rule or regulation applicable to it of any court or any governmental body or administrative agency having jurisdiction over it.

                           (f)      First Trust agrees that all content,
security features, firewalls, hyper links, etc. on the Fund's website are subject to the prior review and approval of the Adviser. First Trust agrees to obtain approval from the Adviser prior to launching the Fund's website and further agrees to not add or change any content, security feature, firewall, or hyper link with out prior approval of the Adviser.

                  6. Compensation. As compensation for its services, the Fund pays First Trust a monthly fee computed at the annual rate of 0.05% of the Fund's average daily managed assets (the "Fee"). "Managed assets" means the net asset value, including outstanding Preferred Shares, plus the aggregate principal amount of any borrowings. The Fee shall be accrued daily and paid monthly, in arrears, by the 5th day of each calendar month. The daily Fee accrual shall be computed by multiplying the fraction of one divided by the number of days in the calendar year by the Fee, and multiplying this product by the Managed Assets of the Fund, as of the close of business on the last preceding business day on which the Fund's Managed Assets were determined.

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                  7.       Limitation of Liability of the Servicing Agent. First
Trust will not be liable for any reasonable error of judgment or mistake of law or for any loss suffered by the Fund or its Shareholders in connection with the performance of its duties under this Agreement, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its duties under this Agreement ("disabling conduct").

                  First Trust agrees to indemnify, defend and hold the Fund, the Adviser, their several officers and directors, and any person who controls the Fund or the Adviser within the meaning of Section 15 of the Securities Act of 1933, as amended (collectively, "Fund Indemnified Persons"), free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which Fund Indemnified Persons may incur, but only to the extent that such liability or expense incurred by the Fund Indemnified Persons or resulting from such claims or demands shall arise out of or be based upon any disabling conduct with respect to the provision of services under this Agreement.

                  8. Limitation of Liability of the Trustees and Shareholders of the Fund. Pursuant to the provisions of the Fund's Declaration of Trust, this Agreement is entered into by the Board not individually, but as Trustees, and the obligations of the Fund hereunder is not binding upon any such Trustees or Shareholders of the Fund, but binds only the Fund itself.

                  9. Duration and Termination. This Agreement shall continue for an initial period of two years and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by (a) a vote of a majority of the Fund's Board and (b) a vote of a majority of the Fund's Board members who are not interested persons (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable (a) by the Fund, without penalty, on thirty (30) days' written notice, by a vote of a majority of the Fund's Board, or (b) on sixty (60) days' written notice by First Trust. This Agreement shall automatically terminate in the event of its "assignment" (as is defined in the 1940 Act).

                  10. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver or discharge or termination is sought.

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                  11.      License. The Fund may use the name "Lehman
Brothers/First Trust Income Opportunity Fund" or any other name derived from the name "First Trust" only for so long as this Agreement or any extension, renewal, or amendment hereof remains in effect, including any similar agreement with any organization which shall have succeeded to the business of First Trust as Investor Servicing Agent. At such time as this Agreement or any extension, renewal or amendment hereof, or such other similar agreement shall no longer be in effect, the Fund will cease to use any name derived from the name "First Trust" or otherwise connected with First Trust, or with any organization which shall have succeeded to First Trust's business as Investor Servicing Agent.

                  12. Confidentiality. First Trust agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund, the Adviser and all prior, current or potential shareholders of the Fund and not to use such records and information for any purpose other than the performance of its duties hereunder. First Trust also agrees that, without the prior written consent of the Fund, it will not disclose personal information of any Shareholders of the Fund ("Personal Shareholder Information"), including to its affiliates, unless it is required by law to disclose the information to the recipient of such information. First Trust further agrees, represents and warrants that (a) only those employees of First Trust who need to do so in carrying out their job responsibilities may access Personal Shareholder Information; (b) it maintains physical, electronic and procedural safeguards that comply with federal standards to protect confidentiality; and (c) it may use Personal Shareholder Information only for the purposes set forth in this Agreement.

                  13. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York and the 1940 Act, without giving effect to the principles of conflicts of law thereof. To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the 1940 Act, the latter shall control.

                  14.      Books and Records.

                           (a)      In compliance with the requirements of the
1940 Act, First Trust hereby agrees that all records which it maintains for the Fund are the property of the Fund and further agrees to surrender promptly to the Fund any of such records upon request. First Trust further agrees to preserve for the periods prescribed under the 1940 Act the records required to be maintained under the 1940 Act.

                           (b)      First Trust hereby agrees to furnish to
regulatory authorities having the requisite authority any information or reports in connection with services that First Trust renders pursuant to this Agreement which may be requested in order to ascertain whether the operations of the Fund are being conducted in a manner consistent with applicable laws and regulations.

                  15. Miscellaneous. The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

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                  16.      Notices. All notices required or permitted to be sent
under this Agreement shall be sent, if to the Fund, to:

                  Lehman Brothers/First Trust Income Opportunity Fund 399 Park Avenue
                  New York, New York 10022
                  Attention:
                  Telephone No.:
                  Fax No.:

                  Or if to First Trust, to:

                  First Trust Portfolios L.P.
                  1001 Warrenville Road
                  Lisle, IL 60532
                  Attention: Scott Jardine
                  Telephone No.: 630-241-8798
                  Fax No.:       630-241-8650

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement on the day and year first above written.

                                              Lehman Brothers/First Trust Income
                                              Opportunity Fund

                                              __________________________________
                                              Name:
                                              Title:

                                              First Trust Portfolios L.P.

                                              __________________________________
                                              Name:
                                              Title:

                     [Signature Page to Servicing Agreement]